Exhibit 10.4

AQUABOUNTY TECHNOLOGIES, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Grant Date identified below (the “Grant Date”) by and between AquaBounty Technologies, Inc., a Delaware corporation (the “Company”), and the Grantee identified below (“Grantee”). Capitalized terms used in this Agreement, if not defined herein, have the meaning ascribed to them in the Company’s 2016 Equity Incentive Plan (the “Plan”).

Grantee:

Grant Date:

Number of Restricted Stock Units:

1. Grant of Restricted Stock Units. Pursuant to the Plan and this Agreement, the Company hereby grants to Grantee an award of the number of Restricted Stock Units identified above (the “RSUs”).  Each RSU relates to one share of Common Stock.

2. Issuance of Shares of Common Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of shares of Common Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

3.  Rights as a Stockholder. Subject to the terms and conditions of this Agreement, Grantee will exercise all rights and privileges of a shareholder of the Company only with respect to the shares of Common Stock issued to Grantee following vesting of any such RSUs.

4.  Restrictions on Transfer.  This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Common Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 2 of this Agreement and (ii) shares of Common Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

5. Tax Consequences.

a. Grantee hereby agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes Grantee’s tax liabilities. Grantee will not make any claim against the Company, or any of its Officers, Directors, Employees, or Affiliates related to tax liabilities arising from this Agreement.    The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Board for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event.  The Company shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Common Stock to be issued to the Grantee a number of shares of Common Stock with an aggregate Fair Market Value that would satisfy the withholding amount due or (ii) withholding from proceeds of the sale of shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Grantee’s behalf pursuant to this authorization).

b.  Grantee has reviewed with his or her own tax advisors the federal, state, local, and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors

Exhibit 10.4

and not on any statements or representations of the Company or any other person. Grantee understands that he or she (and not the Company or any other person) will be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

c. Golden Parachute Taxes. Grantee also agrees that if the benefits provided for under this Agreement and/or that are otherwise payable to Grantee by the Company or any successor thereto (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) would be subject to the “golden parachute” excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then Grantee’s benefits will be either (1) delivered in full or (2) delivered to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state, and local income taxes and the Excise Tax, results in the receipt by Grantee on an after-tax basis, of the greatest amount of benefits, despite that all or some of such benefits may be taxable under Section 4999 of the Code.

d.  Section 409A.  This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

6. General Provisions.

a. No Employment Rights. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Grantee’s service relationship, for any reason, with or without cause.

b. Governing Plan Document. This Agreement is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules, and regulations that may from time to time be promulgated and adopted pursuant to the Plan. In addition, this Award and any shares issued under this Agreement are subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company, and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or for a “constructive termination” (or similar term) under any agreement with the Company.

c. Entire Agreement. This Agreement  constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior understandings and agreements, whether oral or written, between the parties with regard to the subject matter hereof, and may only be modified or amended in writing signed by both parties.

d. Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any provision of this Agreement (or part of such a provision) so declared to be unlawful or invalid will, if possible, be construed in a manner that will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

e. Notices. Any notices provided for in this Agreement or the Plan will be given in writing and will be deemed effectively given on receipt or, in the case of notices delivered by mail by the Company to Grantee, five days after deposit in the U.S. mail, postage prepaid, addressed to Grantee at the last address provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means. By entering into this Agreement, Grantee consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

f. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be binding originals.

Exhibit 10.4

g. Effect on Other Employee Benefit Plans. The value of the RSUs (and any shares issuable upon vesting of the RSUs) will not be included as compensation, earnings, salaries, or other similar terms used when calculating Grantee’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

h. Further Documents. Grantee agrees on request to execute any further documents or instruments necessary or reasonably desirable in the view of the Company to carry out the purposes or intent of this Agreement, including, without limitation, all exhibits and attachments to this Agreement.

i. No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

j. Successors. The rights and benefits of this Agreement will inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Grantee under this Agreement may only be assigned with the prior written consent of the Company.

k. Legal Representation. Grantee has reviewed the provisions of this Agreement, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands and agrees to the provisions hereof.

Exhibit 10.4

In Witness Whereof, the parties have duly executed this Agreement as of the Grant Date.

AQUABOUNTY TECHNOLOGIES, INC.

By:
Name:
Title:

GRANTEE

(Signature)

Address:

Facsimile #

Email:

Signature Page to Restricted Stock Unit Agreement